Exhibit 10.7

English Translation

Exclusive Technology Service Agreement

This Exclusive Technology Service Agreement (this “Agreement”) is entered into as of                      in Shanghai, China by and among the following parties:

1.	Party A:

2.	Party B:

(In this Agreement, Party A and Party B are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

W I T N E S S E T H

WHEREAS, Party A is a limited liability company duly registered and lawfully existing in                     , which is mainly engaged in technology development, technology consulting, technology transfer and technical service in IT field; selling of computer, software and auxiliary devices (other than computer information system security products); telecommunication business.

WHEREAS, Party B is a wholly foreign-owned enterprise duly registered and lawfully existing in                     , which is mainly engaged in development, design and making of computer software; selling of self-produced products; network technology development; and provision of related technical consulting and technical services.

WHEREAS, Party A needs Party B to provide it with the technical services relating to Party A Business (as defined below) and Party B agrees to provide such services to Party A.

NOW, THEREFORE, upon friendly discussions, the Parties agree as follows:

Article 1 Definitions

1.1	Unless otherwise indicated herein or otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Party A Business”	Means all of the business activities operated and developed by Party A now and at any time during the term hereof, including, without limitation, education consulting, education software development; technology development, technology consulting, technology transfer and technical service in IT field; selling of computer, software and auxiliary devices (other than computer information system security products); telecommunication business.

“Services”	Means the services to be provided by Party B on an exclusive basis within its business scope to Party A in relation to Party A Business, including, without limitation, the services as set out in Annex 1 hereto.

“Annual Business Plan”	Means the Party A Business development plan and budget report for the next calendar year to be prepared by Party A in accordance with this Agreement by November 30 of each year or such other date as may be agreed by the Parties with the assistance of Party B.

“Service Fees”	Means all the fees payable by Party A to Party B under Article 3 hereof in respect of the services provided by Party B.

“Devices”	Means any and all devices owned or acquired from time to time by Party B and utilized for the purposes of the provision of the Services.

“Business-Related Technology”	Means any and all intellectual property developed by Party A on the basis of the Services provided by Party B hereunder in relation to Party A Business.

“Confidential Information”	Has the meaning ascribed to it in Article 6.2 hereof.

“Defaulting Party”	Has the meaning ascribed to it in Article 11.1 hereof.

Default”	Has the meaning ascribed to it in Article 11.1 hereof.

“Party’s Rights”	Has the meaning ascribed to it in Article 13.5 hereof.

1.2	In this Agreement, any reference to any laws and regulations (“Laws”) shall be deemed to include:

(1)	a reference to such Laws as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

(2)	a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article 2 Services

2.1	During the term hereof, Party B shall, in accordance with the requirements of Party A Business, diligently provide the Services to Party A.

2.2	Party B shall be equipped with the resources and personnel reasonably necessary for the provision of the Services and shall, in accordance with Party A’s Annual Business Plan and Party A’s reasonable requests, procure and purchase new Devices and intellectual property and add new personnel so as to meet the requirement of providing quality Services to Party A in accordance with this Agreement.

2.3	For the purpose of the provision of the Services hereunder, Party B shall communicate and exchange with Party A the information pertaining to Party A Business.

2.4	Notwithstanding any other provisions hereof, Party B shall have the right to designate any third party to provide any or all of the Services hereunder or fulfill, in lieu of Party B, Party B’s obligations hereunder. Party A hereby agrees that Party B has the right to assign to any third party its rights and interests hereunder.

Article 3 Service Fees

3.1	In connection with the Services provided by Party B hereunder, Party B has the right to reasonably determine the amount of the annual service fees after considering the following factors and Party A’s revenue: (i) technical difficulty and complexity of consulting and management services; (ii) the time required for Party B’s provision of the Services; and (iii) the specific contents and commercial value of the Services. Upon determining the annual service fees, Party B shall inform Party A in writing; upon receiving the written payment notice from Party B, Party A shall make payments according to the payment timetable reasonably requested in Party B’s written notice.

3.2	Party A shall not refuse to pay the Service Fees determined by Party B under Article 3.1 hereof without good reasons. However, the Parties agree that in principle, the payment of the said Service Fees shall not result in the cash flow and operating difficulties to either Party for the then current year. For such purpose and to the extent of achieving the said principle, Party B agrees that Party A may delay the payment of the Service Fees.

Article 4 Party A’s Obligations

4.1	Party B’s Services hereunder shall be exclusive; during the term hereof, without prior written consent of Party B, Party A shall not enter into any agreement or otherwise with any third party and thereby accept from such third party services identical or similar to the Services of Party B.

4.2	Party A shall by October 30 of each year provide to Party B its fixed Annual Business Plan of the next year such that Party B may prepare the relevant Services plan and procure required software, Devices, personnel and technical services resources. If Party A needs Party B to procure additional Devices or personnel on an ad hoc basis, it shall consult with Party B fifteen (15) days in advance so as to reach mutual agreement.

4.3	In order to facilitate Party B’s provision of the Services, Party A shall at Party B’s request provide in a timely manner such information as has been required by Party B.

4.4	Party A shall in accordance with Article 3 pay the full amount of the Service Fees in a timely manner.

4.5	Party A shall maintain its own good reputation, actively expand its business and seek maximization of its profits.

4.6	During the term of this Agreement, Party A agrees to cooperate with Party B and Party B’s parent company (direct or indirect) about connected party transaction audits and other various kinds of audits, and provide Party B, Party B’s parent company or the auditor engaged by Party B with the information and materials about Party A’s operations, business, customers, finance and employees and further agrees that Party B’s parent company may disclose any such information and materials for the purpose of complying with the regulatory requirements of the venue where its securities are listed.

Article 5 Intellectual Property

5.1	All of the intellectual properties, which are either originally owned by Party B or acquired by it during the term hereof, including the intellectual property to and in the work results created during its provision of the Services, shall belong to Party B.

5.2	Considering that the conduct of Party A Business is dependent upon the Services provided by Party B hereunder, Party A agrees to the following arrangement with respect to the Business-Related Technology developed on the basis of such Services:

(i)	If the Business-Related Technology is developed and derived by Party A under Party B’s entrustment or is derived by Party A through joint development with Party B, then such Business-Related Technology and relevant patent application right shall be owned by Party B;

(ii)	If the Business-Related Technology is derived by Party A through further independent development, then it shall be owned by Party A, provided however that: (A) Party A shall timely inform Party B of the details of such Business-Related Technology and shall provide relevant documents required by Party B; (B) if Party A intends to license or transfer such Business-Related Technology, Party A shall, to the extent not contrary to mandatory requirements of PRC Laws, transfer the same to Party B or grant an exclusive license to Party B on a preemptive basis, and Party B may use such Business-Related Technology within the specific scope of transfer or license (however, Party B may determine in its discretion whether to accept such transfer or license); if and only if Party B has waived its right to preemptive purchase or its right to exclusive license with respect to such Business-Related Technology, Party A may then transfer the title of, or license, such Business-Related Technology, to a third party on terms and conditions no more favorable than those proposed to Party B (including, without limitation, transfer price or royalty) but shall ensure that such third party shall fully comply with and perform the liabilities and obligations to be performed by Party A hereunder; (C) except in the case of a circumstance described in (B), during the term hereof, Party B shall have the right to demand to purchase such Business-Related Technology, and in the event that such a request is so made, Party A shall, to the extent not contrary to mandatory requirements of PRC Laws, agree to such purchase request of Party B at the lowest purchase price then permissible by PRC Laws.

5.3	In the event that Party B is granted, in accordance with Article 5.2(ii), an exclusive license to use the Business-Related Technology, such license shall comply with the following requirements:

(i)	The term of the license shall be no less than ten (10) years (from the date of effectiveness of the relevant license agreement);

(ii)	The scope of the rights granted under the license shall be as broad as possible;

(iii)	During the term of the license, no one (including Party A) other than Party B and its affiliate shall in any way use or license another party to use such Business-Related Technology within the scope of the license;

(iv)	To the extent not contrary to Article 5.3(iii), Party A shall have the right to relicense, in its discretion, such Business-Related Technology to other third party;

(v)	Upon expiry of the term of the license, Party B shall have the right to demand to renew the license agreement and Party A shall grant its consent, and upon such renewal, the terms of such license agreement shall remain unchanged other than amendments thereto which have been confirmed by Party B.

5.4	Notwithstanding Article 5.2(ii), a patent application in respect of any Business-Related Technology described therein shall be dealt with as follows:

(i)	If Party A intends to file a patent application with respect to any Business-Related Technology described in Article 5.2(ii), it shall first obtain written consent from Party B;

(ii)	If and only if Party B has waived its right to purchase the patent application right for such Business-Related Technology, Party A may then file such patent application on its own or assign such right to a third party. Prior to so transferring such patent application right to a third party, Party A shall ensure that such third party shall fully comply with and perform the liabilities and obligations to be performed by Party A hereunder; in addition, the terms on which Party A transfers such patent application right to a third party (including, without limitation, transfer price) shall not be more favorable than those proposed by Party A to Party B under Article 5.4(iii);

(iii)	During the term hereof, Party B may at any time request Party A to file patent applications with respect to such Business-Related Technology and may decide in its discretion whether to purchase the right to file such patent application. If so requested by Party B, Party A shall, to the extent not contrary to the mandatory requirements of PRC Laws, transfer such right to file patent applications to Party B at the lowest transfer price then permissible by PRC Laws; once Party B has been granted patents upon its so acquiring the right to file patent applications with respect to such Business-Related Technology and so filing such applications, Party B shall become the lawful owner of such patents.

5.5	Each Party undertakes to the other Party that it will indemnify the other Party against any and all economic losses suffered by the other Party as a result of its infringement of third party intellectual properties (including copyrights, trademarks, patents and know-hows).

Article 6 Confidentiality

6.1	Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all the business secrets, proprietary information, customer information and other information of a confidential nature about the other Party known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). The receiving Party shall not disclose any Confidential Information to any third party except with the prior written consent of the disclosing Party or in accordance with relevant laws or regulations or under requirements of the place where its affiliate is listed on a stock exchange. The receiving Party shall not use or indirectly use any Confidential Information other than for performing this Agreement.

6.2	The following information shall not be deemed part of the Confidential Information:

(a)	any information already known by the receiving Party by legal means prior to disclosure, which is substantiated in writing;

(b)	any information being part of public knowledge through no fault of the receiving Party; or

(c)	any information rightfully received by the receiving Party from other sources after disclosure.

6.3

The receiving Party may disclose the Confidential Information to its relevant employees, agents or engaged professionals, but the receiving Party shall guarantee that they are in compliance with the relevant terms and conditions of this Agreement and assume any responsibility arising from any breach thereof by them.

6.4	Notwithstanding any other provision herein, the validity of this Article shall survive the termination of this Agreement.

Article 7 Representations and Warranties by Party A

Party A hereby represents and warrants to Party B that:

7.1

It is a limited liability company duly registered and validly existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

7.2

It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by it, and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

7.3

It shall timely inform Party B of any circumstance which has or is likely to have a material adverse effect on Party A Business or operations thereof and shall use its best efforts to prevent the occurrence of such circumstance and/or the expansion of losses.

7.4	Without written consent of Party B, Party A will not dispose of its material assets or change its current shareholding structure in whatsoever manner.

Article 8 Representations and Warranties by Party B

Party B hereby represents and warrants to Party A that:

8.1

It is a limited liability company duly registered and validly existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

8.2

It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by it, and will constitute its legal and binding obligations enforceable against it in accordance with its terms.

Article 9 Term of Agreement

9.1

This Agreement shall become effective upon due execution by the Parties and its validity shall be retroactive until Party A’s date of founding. The Parties acknowledge that prior to the signing of this Agreement, the Services have been provided and the fees have been settled in the manner provided herein. Unless expressly agreed herein or terminated by the Parties in writing, this Agreement shall have a term of thirty (30) years. The term of this Agreement will be automatically extended for one (1) year, unless Party B gives Party A written notice of its intention not to extend at least thirty (30) days prior to expiration.

9.2

If Party A or Party B, upon expiry of its duration, fails to handle the examination, approval and registration procedures concerning the extension thereof, this Agreement shall be terminated upon expiry of the duration of Party A or Party B. Party A or Party B shall, within three (3) months prior to expiry of its duration, complete the examination, approval and registration procedures concerning the extension thereof so as to maintain the validity of this Agreement.

9.3	Upon termination of this Agreement, the Parties shall continue to comply with their respective obligations under Article 6 hereof.

Article 9 Notices

10.1	Any notice, request, demand and other communications required to be made or given under or pursuant to this Agreement shall be in writing and served on the relevant Party.

10.2	The above notices or other communications shall be deemed duly given or served: if sent by fax or telex, immediately upon transmission; if delivered in person, at the time of delivery; if posted by mail, five (5) days after posting.

Article 11 Defaulting Liability

11.1	The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, the non-defaulting Party shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, the non-defaulting Party may elect, in its discretion, to (i) terminate this Agreement and demand the Defaulting Party to fully indemnify for damage; or (ii) demand enforced performance by the Defaulting Party of its obligations hereunder and full indemnification from the Defaulting Party for damage.

11.2	Notwithstanding Article 11.1 above, the Parties agree and acknowledge that unless otherwise stipulated by Laws, Party A shall in no event be permitted to demand to terminate this Agreement on the ground of any reason

11.3	Notwithstanding any other provisions hereof, the validity of this Article 11 shall not be affected by any termination of this Agreement.

Article 12 Force Majeure

12.1	If there occurs an earthquake, typhoon, flood, war, computer virus, tool software design loophole, hacking attack on the Internet, change of policy or law or any other force majeure event which is unforeseeable and whose consequences are insurmountable or unavoidable and a Party is directly affected thereby in its performance of this Agreement or is prevented thereby from performing this Agreement on agreed terms, such prevented Party shall immediately notify the other Party by fax of the same and shall within thirty (30) days provide an evidencing document to be issued by the notary body of the place of the force majeure event setting forth the details of such force majeure and the reasons for such failure to perform, or for the need for postponed performance of, this Agreement. The Parties shall in light of the extent of the effect of such force majeure event on the performance of this Agreement, agree on whether to waive performance of part of this Agreement or to permit postponed performance thereof. No Party shall be held liable to indemnify the other Party against its economic losses resulting from a force majeure event.

Article 13 Miscellaneous

13.1	This Agreement is written in Chinese and executed in two (2) originals, with one (1) original to be retained by each Party hereto.

13.2	The formation, validity and interpretation of, resolution of disputes in connection with, this Agreement, shall be governed by PRC Law.

13.3	Dispute Resolution

(1)	Any dispute arising hereunder and in connection herewith shall be resolved through consultations among the Parties, and if the Parties fail to reach a mutual agreement within thirty (30) days of its occurrence, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules in effect at the time of applying for arbitration. The seat of arbitration shall be Shanghai and the language used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding on the Parties.

(2)	During dispute resolution, the Parties shall continue to perform the terms of this Agreement other than those relating to disputes.

13.4	Any right, power or remedy conferred on any Party by any provision of this Agreement shall not be exclusive of any other right, power or remedy available to it at law and under the other provisions of this Agreement, and the exercise by such Party of any of its rights, powers and remedies shall not preclude the exercise of any other rights, powers and remedies it may have.

13.5	No failure or delay by a Party in exercising any of its rights, powers and remedies available to it hereunder or at law (hereinafter, the “Party’s Rights”) shall operate as a waiver thereof, nor shall the waiver of any single or partial exercise of the Party’s Rights shall preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

13.6	The headings contained herein shall be for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

13.7	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

13.8	This Agreement, when executed, shall supersede any prior other legal document among the Parties with respect to the subject matter hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto, but other than Party B’s transfer of its rights hereunder according to Article 13.9 hereof.

13.9	Without Party B’s prior written consent, Party A shall not transfer any of its rights and/or obligations hereunder to any third party. Party A hereby agrees that without the prior written consent of Party A, Party B is entitled to transfer any of its rights and/or obligations hereunder to any third party upon written notice thereof to Party A.

13.10	This Agreement shall be binding on the legal assignees, successors or heirs of the Parties.

13.11	Each Party agrees to declare and pay the taxes in connection with the transaction hereunder in accordance with law.

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[Signature Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and in the place as first above written.

Party A

By:
Name:
Title:
(Company seal)

Party B

By:
Name:
Title:
(Company seal)

Annex 1:

List of Services

Party B shall provide Party A with the following services in accordance with this Agreement:

(1)	License Party A to use the relevant intellectual property (including, but not limited to, copyright, patent, etc.) that is lawfully owned by Party B and required for the Party A Business and provide relevant technical application and implementation on the operation of Party A Business, including, but not limited to, system general design plan, system installation and commissioning and system trial operation.

(2)	Be responsible for the research, development, maintenance and updating of relevant technologies and application software required for the Party A Business, including developing, designing and producing database software, user interface software and other related technologies used to store related business information and licensing them to Party A;

(3)	Providing advisory services for the procurement of relevant Devices and software and hardware systems required for Party A’s network operation, including, but not limited to, the selection, system installation and debugging of various tool software, applications and technical platforms, and the selection, models and performances of all kinds of supporting hardware facilities and Devices;

(4)	Be responsible for the daily management, maintenance, monitoring, debugging, troubleshooting and updating of Party A’s computer network equipment and other hardware equipment and database A, including inputting in time the user’s information into the database, or updating the database in time on the basis of the other business information provided by Party A., updating the user interface regularly, and providing other related technical services;

(5)	Provide technical training, technical support and assistance to Party A’s related personnel, including, but not limited to, providing appropriate training to Party A’s related personnel, including customer service or technical and other training; introducing knowledge and experience about the installation and operation of system and equipment to Party A’s related personnel and assisting Party A in solving the problems that occur at any time during the installation and operation of the system and equipment; providing Party A with the advices on the use of other online editing platforms and software applications and assisting Party A in compiling and collecting various kinds of information contents.

(6)	In order to improve the quality of technical services hereunder, assist in collecting and analyzing technical data about website operation, including error and defect information; and

(7)	Other related services which shall be provided from time to time at the request of Party A.

Schedule A

The following schedule sets forth all major similar agreements the registrant entered into with each of its variable interest entities. Other than the information set forth below, there is no material difference between such agreements and this exhibit.

VIE	Executing Parties	Execution Date
Shanghai Liulishuo Information and Technology Co., Ltd.	Party A: Shanghai Liulishuo Information and Technology Co., Ltd.; Party B: Yuguan Information Technology (Shanghai) Co., Ltd.	May 29, 2018

Shanghai Mengfan Cultural Communication Co., Ltd.	Party A: Shanghai Mengfan Cultural Communication Co., Ltd.; Party B: Yuguan Information Technology (Shanghai) Co., Ltd.	May 29, 2018

Jiangsu Liulishuo Education Technology Co., Ltd.	Party A: Jiangsu Liulishuo Education Technology Co., Ltd.; Party B: Yuguan Information Technology (Shanghai) Co., Ltd.	May 29, 2018